UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 22, 2022

VISION HYDROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

95 Christopher Columbus Drive, 16th Floor, Jersey City, NJ 07302

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (551) 298-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Vision Hydrogen Corporation is referred to herein as “we”, “our” or “us”.

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 22, 2022, our board of directors approved entry and we entered into an Employment Agreement (the “Employment Agreement”) with Matthew Hidalgo, our Chief Financial Officer, effective May 9, 2022. Mr. Hidalgo previously provided services as our Chief Financial Officer pursuant to a services agreement we entered into with Turquino Equity LLC on November 8, 2021, which provided for payment of $25,000 per month and which expired on May 8, 2022 pursuant to its terms.

The Employment Agreement is for a one year term and provides for an annual monthly base salary of $13,500. Mr. Hidalgo may also be entitled to discretionary annual bonus compensation determined by our compensation committee. In addition, Mr. Hidalgo is entitled to participate in any and all benefit plans, from time to time, in effect for our employees, along with vacation, sick and holiday pay in accordance with our policies established and in effect from time to time. The Employment Agreement permits termination by us for cause, death, bankruptcy and disability and without cause upon (i) payment by us of a lump sum equal to three months’ base salary less statutory/payroll deductions as well as any unaccounted advances or other monies due to us by Mr. Hidalgo (the “Notice Payment”), (ii) notice to Mr. Hidalgo that the Employment Agreement will terminate 90 days from the date of such notice, with confirmation that Mr. Hidalgo will continue to perform and be compensated under the Employment Agreement for such 90 day period, or (iii) some combination of (i) and (ii), all at our sole discretion. Should Mr. Hidalgo secure alternative employment during the said 90-day period he shall be required to reimburse the pro rated portion of the Notice Payment to us. Except in the case of termination without cause, Mr. Hidalgo shall be entitled to all accrued and unpaid base salary as well as any expenses properly incurred prior to the date of termination, less any advances against expenses not accounted for.

The description of the Employment Agreement contained in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of such agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective May 9, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISION HYDROGEN CORPORATION

Date: May 24, 2022	By:	/s/ Matthew Hidalgo
Matthew Hidalgo
Chief Financial Officer